Exhibit 10.2

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, dated as of September 29, 2017 (this "Agreement"), is made and entered into by and between KonaRed Corporation, a Nevada corporation (the "Company") and VDF FutureCeuticals, Inc., an Illinois corporation ("Investor").

WHEREAS, Investor and the Company entered into that certain Settlement Agreement dated as of January 28, 2014 (the "Settlement Agreement") to settle certain outstanding litigation between the parties;

WHEREAS, in connection with the execution of the Settlement Agreement, the Company issued to Investor a Senior Convertible Note of the Company dated as of January 28, 2014 (the "Note") and a Warrant to purchase shares of Common Stock of the Company dated as of January 28, 2014 (the "Warrant");

WHEREAS, as a condition to entering into the Settlement Agreement, the Note and the Warrant, Investor and the Company also agreed to enter into the original Investor Rights Agreement, dated as of January 28, 2014 ("Original Investor Rights Agreement"); and

WHEREAS, in connection with the parties entering into an amendment to the Note dated as of the date hereof (the Note, as so amended, the "Amended Note") and an amendment and restatement of the Warrant dated as of the date hereof (the "Amended and Restated Warrant"), the Company and Investor agree to amend and restate the Original Investor Rights Agreement.

Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1           Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

"Agreement" has the meaning assigned to such term in the preamble.

"Amended and Restated Warrant" has the meaning assigned to such term in the recitals.

"Amended Note" has the meaning assigned to such term in the recitals.

"Articles of Incorporation" means the certificate of incorporation of the Company, as the same may have been amended.

"Beneficially own" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof.

"Board of Directors" means either the board of directors of the Company or any duly authorized committee thereof.

"Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City are authorized or obligated by law or executive order to remain closed.

"Bylaws" means the bylaws of the Company, as the same may have been amended.

"Change of Control" means (a) any sale, transfer, lease or license of all or substantially all of the assets of the Company in a transaction or series of related transactions, (b) any merger, consolidation or reorganization that results in any Person or group of Persons acting in concert owning in excess of 50% of the outstanding voting power of the Company, (c) any issuance or sale or series of issuances or sales of capital stock of the Company by the Company or any holder of such capital stock that results in any Person or group of Persons acting in concert owning in excess of 50% of the outstanding voting power of the Company or (d) the voluntarily or involuntarily dissolution or liquidation of the Company or winding up of the Company's affairs, or the taking by the Company of any action to effect any of the foregoing.

"Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

"Common Stock" means any shares of common stock, par value $0.001 per share, of the Company, now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company or any successor thereof which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, reverse split, stock dividend, recapitalization of the Company or otherwise.

"Company" has the meaning assigned to such term in the preamble.

"Conversion Shares" means the shares of Common Stock issuable upon conversion of the Amended Note or the exercise of the Amended and Restated Warrant.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Commission from time to time.

"GAAP" means United States generally accepted accounting principles consistently applied.

"Governmental Authority" means any court, tribunal, arbitrator, arbitrational panel or authority, agency, commission, official or other instrumentality of the United States or any other country, or any supra-national organization, state, county, city or other political subdivision or any self-regulatory organization.

"Investor" has the meaning assigned to such term in the recitals.

"License Agreement" means the license agreement among the Company and the Investor dated January 28, 2014, as amended.

"Note" has the meaning assigned to such term in the recitals.

"Order" means any writ, judgment, decree, injunction, award or similar order of any Governmental Authority, including any award in an arbitration proceeding (in each case, whether preliminary or final).

"Original Investor Rights Agreement" has the meaning assigned to such term in the recitals.

"Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, unincorporated association, Governmental Authority, or any other entity of whatever nature.

"Pledge and Security Agreement" means that certain Pledge and Security Agreement between the Company and Investor, dated January 28, 2014.

"Registration Rights Agreement" means the Registration Rights Agreement between the Company and Investor dated January 28, 2014.

"Requirement of Law" means any law, statute, code, treaty, Order, ordinance, rule, regulation or other requirement promulgated or enacted by any Governmental Authority.

"Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Commission from time to time.

"Settlement Agreement" has the meaning assigned to such term in the recitals.

"VDF-KonaRed Agreements" means this Agreement, the Amended Note, the Pledge and Security Agreement, the Registration Rights Agreement, the Amended and Restated Warrant and the Amended and Restated License Agreement.

"Voting Securities" mean any class or classes of stock of the Company pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to the election of the Board of Directors, irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

"Warrant" has the meaning assigned to such term in the recitals.

ARTICLE 2

AGREEMENTS

2.1           Registration Rights.  The Company shall not grant any right of registration under the Securities Act relating to any of its securities to any Person other than Investor if such rights would or could reasonably be expected to frustrate, impede or limit Investor's rights pursuant to the Registration Rights Agreement (it being understood that inclusion of securities of the Company in any registration statement filed by the Company that is not a Demand Registration (as defined in the Registration Rights Agreement) that, by reason of the restrictions on the amount of securities that may be included in a registration statement under Rule 415 promulgated under the Securities Act, results in a limitation on the amount of securities that may be registered on behalf of the Investor in a Demand Registration shall not be deemed to frustrate, impede or limit Investor's rights under the Registration Rights Agreement).

2.2           Rule 144.  The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Investor may reasonably request, all to the extent required to enable Investor to sell the Common Stock into which the Note may be converted pursuant to and in accordance with Rule 144.  Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of Rule 144.

2.3           Availability of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Amended Note and the exercise of the Amended and Restated Warrant, at least the full number of shares of Common Stock then issuable upon the conversion of the Amended Note and the exercise of the Amended and Restated Warrant.  The Company will, from time to time, take the actions specified in Section 7 of the Amended Note and Section 6 of the Amended and Restated Warrant to increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of the Amended Note and/or exercise of the Amended and Restated Warrant.

2.4           Legends.  Any legends placed on the Amended and Restated Warrant or the Conversion Shares, pursuant to the transactions contemplated by the VDF-KonaRed Agreements shall be removed by the Company upon delivery of an opinion of counsel reasonably acceptable to the Company stating that such legend is no longer necessary.

2.5           Takeover Statutes.  If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated by the VDF-KonaRed Agreements, the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated by the VDF-KonaRed Agreements may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by the VDF-KonaRed Agreements.

ARTICLE 3

TERMINATION

3.1           Term.  The term of this Agreement shall be in effect until such time as: (i) the Amended Note no longer remains outstanding; (ii) the Amended and Restated  Warrant no longer remains outstanding; and (iii) Investor fails to own shares of Common Stock or other Voting Securities in the Company. Notwithstanding the foregoing, in the event the Investor transfers the Amended Note (in whole) and the Amended and Restated Warrant and does not hold Conversion Shares, Section 2.1 shall terminate and be of no force and effect.

ARTICLE 4

MISCELLANEOUS

4.1           Survival.  All covenants and agreements of the Company and Investor contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Investor or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof.  The covenants and agreements contained herein shall survive in accordance with their terms.

4.2           Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile (with receipt confirmed telephonically or via email) or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given if delivered personally or facsimile, on the date of such delivery or such confirmation is received, or if sent by reputable overnight courier, on the first Business Day following the date of such mailing, as follows:

(a)            if to the Company:

KonaRed Corporation 1101 Via Callejon #200 San Clemente, California 92673 Attention: Kyle Redfield Facsimile: (808) 442-9922 Email: kyle@konared.com with a copy to (which shall not constitute notice):

Stradling, Yocca Carlson & Rauth, P.C. 4365 Executive Drive Suite 1500 San Diego, CA 92121 Attention: Hayden Trubitt Facsimile: (858) 408-4251 Email: htrubitt@sycr.com

(b)           if to Investor:

VDF FutureCeuticals, Inc. 2692 N. State Rt. 1-17 Momence, IL 60954 Attention: J. Randal Wexler Facsimile: (815) 472-3529 Email: RWexler@futureceuticals.com with a copy to (which shall not constitute notice):

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Pran Jha
Facsimile: (312) 853-7036 Email: pjha@sidley.com

Any party may by notice given in accordance with this Section 4.2 designate another address or Person for receipt of notices hereunder.

4.3           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  Other than the parties hereto and their successors and permitted assigns, and no Person is intended to be a beneficiary of this Agreement.  No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that, without the prior written consent of the Company, Investor may assign its rights hereunder (along with the corresponding obligations) to any purchaser or transferee of the Amended Note or the Amended and Restated Warrant.  Any assignee of Investor pursuant to the proviso of the foregoing sentence shall be deemed to be "Investor" for all purposes of this Agreement.

4.4           Amendment and Waiver.  (1)  No failure or delay on the part of the Company or Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b)           Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and Investor.

4.5           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

4.6           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

4.7           Governing Law; Waiver of Jury Trial.

(a)           Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to principles of conflicts of laws.

(b)           Waiver of Jury Trial.  With respect to any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each of the parties hereby irrevocably, to the extent not prohibited by applicable law that cannot be waived, waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any action arising in whole or in part under or in connection with this Agreement or the transactions contemplated hereby, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise, and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any action or proceeding whatsoever between them relating to this Agreement or the transactions contemplated hereby.  Such action or proceeding shall instead be tried by a judge sitting without a jury.

4.8           Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

4.9           Entire Agreement.  This Agreement, together with the schedules and exhibits hereto, and the other VDF-KonaRed Agreements referred to herein or delivered pursuant hereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement, together with the schedules and exhibits hereto, and the other VDF-KonaRed Agreements referred to herein or delivered pursuant hereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

4.10         Further Assurances.  Subject to the terms and conditions of this Agreement, as of the date hereof, the Company and Investor agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by the VDF-KonaRed Agreements and to otherwise carry out the intent of the parties hereunder.

4.11         Public Announcements.  Except as required by any Requirement of Law or the rules of any securities exchange, none of the parties hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated by the VDF-KonaRed Agreements without the approval of the other party (such approval not to be unreasonably withheld or delayed). The Investor acknowledges that the VDF-KonaRed Agreements and related amendments will be publicly filed on EDGAR and disclosed in the Company's periodic filings.

4.12         Specific Performance.  The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for a bond.

* * * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

KONARED CORPORATION

By:	/s/ Kyle Redfield
Name: Kyle Redfield
Title: Chief Executive Officer

VDF FUTURECEUTICALS, INC.

By:	/s/ J. Randal Wexler
Name: J. Randal Wexler
Title: Vice President and General Counsel